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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Aviation Holdings Group, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                                     22-2945898
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   (State of Incorporation or Organization)               (I.R.S. Employer
                                                          Identification no.)

 15675 Northwest 15th Avenue, Miami, Fl                          33169
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(Address of Principal Executive Offices)                      (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box. |X|
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Securities Act registration statement file number to which this form relates:        333-75169
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                                                                                  (If applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:

                           None



Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.0001 per share
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                                (Title of Class)

                                      Units
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                                (Title of Class)

                                Class A Warrants
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                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.           Description of Registrant's Securities to be Registered.

                  The classes of securities to be registered hereunder are (i) Common Stock, par value $0.0001 per share, (ii) Class A Warrants, and
         (iii) Units, each consisting of two shares of Common Stock and one class A Warrant. The descriptions of the Common Stock, Class A Warrants and Units set forth under the caption "Description of Securities" in the Prospectus included in the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-75169), as originally filed or subsequently amended (the "SB-2"), which S-1 was originally filed with the Securities and Exchange Commission on March 26, 1999, is incorporated herein by reference.

Item 2.           Index to Exhibits.

                  *3.1     Certificate of Incorporation of the Registrant

                  *3.2     By-Laws of the Registrant

                  *4.1     Copy of Specimen Stock Certificate

                  *4.2     Form of Class A Warrant

                  *4.3     Warrant Agreement

                  *4.4     Deposit Agreement

         *Incorporated by reference to the SB-2.





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            Aviation Holdings Group, Inc.


Date:    12/23/99                           By:  /s/ Joseph J. Nelson
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                                                 Joseph J. Nelson,
                                                 President